Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT dated as of this _____ day of April 2006 by and between Premier Indemnity Holding Company, a Florida corporation with principal offices at 3001 North Rocky Point Drive, Suite 200, Tampa, Florida 33607 (the “Company”), Wilmington Trust Company, a financial institution chartered under the laws of the State of Delaware with principal offices at 1100 North Market Street, Mail Code 1625, Wilmington, Delaware 19890 (the “Agent”). As used herein the term “Parties” shall be used to refer to both the Company and the Agent.

WHEREAS:

A.           Subject to compliance with state and federal securities laws, the Company is offering to the public (the “Offering”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, and pursuant to state securities laws in the states wherein the Offering is to be conducted, such number of shares (“Shares”) (the “Common Stock”), of the Company as have a maximum aggregate purchase price of $15,000,000 (the “Maximum Offering”) and a minimum aggregate purchase price of $8,500,000 (the “Minimum Offering”).

B.           The Offering will commence upon declaration by the U.S. Securities and Exchange Commission of the effectiveness (the “Effective Date”) of the Company’s registration statement pursuant to which the Shares are being registered for the Offering (the “Registration Statement”) and the Company’s compliance with the provisions of the state securities laws in the states in which the Offering is to be conducted immediately and will continue until the earlier to occur of (i) the sale of the maximum number of Shares that compromise the Maximum Offering and (ii) the termination of effectiveness of such Registration Statement, subject, in each case, to the earlier termination of the Offering in the event that the Minimum Offering has not been achieved prior to the expiration of ninety (90) days following commencement of the Offering (unless extended by up to 30 days by the Company) upon notice to the Agent (the “Minimum Offering Period”)

C.           The Parties acknowledge that, if prior to the expiration of the Minimum Offering Period, funds are received and accepted from Subscribers totaling the Minimum Offering, the Company shall conduct an initial closing (the “Initial Closing”) on such funds, and thereafter may conduct one or more closings (each a “Closing”) on the subsequent proceeds received by the Agent from the sale of such Shares.

D.           The Parties acknowledge that tendered subscriptions for all Shares shall be subject to acceptance by the Company, which subscriptions may be reduced in the

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sole discretion of the Company or rejected for any reason in the sole discretion of the Company.

E.           The Parties acknowledge that proceeds received upon the subscription for the Shares shall be held in escrow by the Agent pending the Closing on the Units, and disbursed upon the Closing.

F.            If the Minimum Offering is not sold prior to the end of the Minimum Offering Period and there is no Initial Closing, the Offering will be terminated and all funds received from Purchasers will be returned, without accrued interest and without any deduction. The day that the Minimum Offering Period terminates is hereinafter referred to as the “Termination Date.”

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.     Appointment of Agent. The Company hereby appoints Wilmington Trust Company as escrow agent in accordance with the terms and conditions set forth herein, and Wilmington Trust Company hereby accepts such appointment.

2.     Delivery of Subscription Proceeds. All checks, drafts, or other instruments received from subscribers as payment for the Shares will be delivered by the Company to the Agent, made payable to “Wilmington Trust Company, as Escrow Agent for Health Rush, Inc.” Prior to each Closing or earlier termination of the Offering, the Company will provide the Agent with a chart setting forth, as to each subscriber, his name, address, social security number or employer identification number, number of Shares subscribed for, and the amount paid in connection with such subscription. The Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of subscriptions for the Shares.

3.     Agent to Hold and Disburse Funds. The Agent will hold in a special account established for the benefit of the Company and disburse all funds received by it pursuant to the terms of this Escrow Agreement, as follows:

3.1  Disposition of Funds Held by Escrow Agent. All funds received by the Agent pursuant to the terms of this Escrow Agreement shall be held in a non-interest bearing account with the Agent. It is understood that all checks received by the Agent are subject to clearance time, and the funds represented thereby cannot be drawn until such time as the same constitutes good and collected funds.

3.2    If Minimum Offering Achieved. In the event that prior to the Termination Date the Agent has received funds (and such funds are cleared within three business days after the Termination Date) or other instruments in payment for subscriptions from the sale of the Offering in the aggregate amount of at least Eight Million Five Hundred Thousand Dollars ($8,500,000) (the “Minimum Offering”), the Agent will, on the date of the Initial Closing, and any subsequent Closing (the “Closing Date”), pursuant to (a) written instructions signed by the Company and (b) written

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confirmation from counsel to the Company that all conditions for the release of the funds have been met, pay to the Company, the proceeds received by the Agent from the sale of such Shares (less the funds the Company is obligated to pay as a fee to the Agent pursuant to Section 7 hereof, unless otherwise paid by the Company).

3.3    If Minimum Offering is Not Achieved. In the event that the Company has notified the Agent in writing that proceeds from the sale of Shares aggregating the Minimum Offering are not received and accepted by the Company prior to the end of the Minimum Offering Offering Period or if no written instructions are received by the Agent from the Company relative to funds received by the Agent from one or more subscribers to the Offering within three business days after the Termination Date, the Agent will return the escrowed funds to each Subscriber without deduction and without interest by check mailed to the address set forth in the chart delivered pursuant to Section 2. The Agent shall assume the Minimum Offering Period terminates ninety (90) days from the Effective Date indicated in the notice from the Company of the commencement of the Offering, unless notified otherwise in writing by the Company or its legal counsel of the Company’s determination to extend the Minimum Offering Period for the additional thirty (30) days.

4.	Exculpation and Indemnification of Agent.

4.1    Duties of the Agent. The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company relating to the escrow deposit under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

4.2     Limitation on Liability of Agent. The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of

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the Agent are affected, unless it shall give its prior written consent thereto. In the event the Agent receives conflicting instructions hereunder, the Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Agent.

4.3     Responsibilities of Agent. The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property under this Agreement. The Agent shall have no responsibility with respect to the use or application by the Company of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof.

4.4    Absence of Written Notice. The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption. Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

Other than the actions specifically provided for in Sections 2 and 3 above, the Agent shall not be required to take any action which, in the Agent’s sole and absolute judgment, could involve it in expense or liability in excess of its fees and reimbursable expenses hereunder unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

4.5    Right to Withhold Monies. To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of any payment made hereunder, the Agent may pay such taxes, provided it has previously given the Company not less than five (5) business days’ written notice, which notice shall have specifically identified such tax liability. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes actually incurred and not yet paid, and may use the sum withheld for that purpose, provided it has given the Company not less than ten (10) business days’ written notice of its intention to withhold such taxes and an explanation of the basis for such withholding. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6. Any taxes to which the Agent may or shall become liable as a result of any fees or other compensation or remuneration earned or to be earned by the Agent in connection with its serving as

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Agent hereunder, and in particular Section 7 below, shall not be included in taxes that may be withheld by the Agent as set forth in this Section 4.5.

4.6    Indemnification of Agent. The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, or the monies or other property held by it hereunder; provided, however, that such indemnification shall not extend to proven acts of gross negligence, willful misconduct or bad faith by the Agent. Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim for indemnification in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability to indemnify Agent which the Company may have to the Agent hereunder, unless such failure to notify prejudices the Company’s ability to defend such claim on behalf of the Agent. The terms of this Section 4.6 shall survive the termination of this Agreement.

4.7    Definition of “Expense or Loss.” For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Parties, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.	Termination of Agreement and Resignation of Agent.

5.1    Termination Upon Disposition of Monies Held. This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

5.2    Resignation of Agent. The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company at least 30 days' notice thereof. Promptly after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder (less such amount, if any, as the Agent is entitled to retain pursuant to Section 7) upon presentation to the Agent of the document appointing the new escrow agent and its acceptance thereof, which acceptance shall not be unreasonably withheld. If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

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6.	Form of Payments by Agent.

6.1    Payments to Others. Any payments by the Agent to subscribers or to persons other than the Company pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective subscriber or other person, or by wire transfer.

6.2    Payment in U.S. Dollars. Except as otherwise specifically indicated, all amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

7.     Compensation of Agent. For services rendered, the Agent shall receive as compensation $2,500.00. The Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' fees and disbursements and all reasonable taxes or other governmental charges upon presentation of supporting documentation, if requested by the Company. It is anticipated that such disbursement shall not exceed $3,500.00 barring any unforeseen circumstances.

8.     Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by overnight courier providing a receipt of delivery or by certified or registered mail, postage pre-paid, shall be deemed given (a) when deposited with a commercially recognized overnight courier service/company if sent overnight courier, and (b) on the third day after deposit with the United States Postal Service if sent by registered or certified mail, and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:

Premier Indemnity Holding Company	Telephone: 813-286-6194
3001 North Rocky Point Drive #200	Facsimile:
Tampa, Florida 33607
Attn: Stephen L. Rohde, President

with copy to:

William M. Aul, Esq.	Telephone: 619-497-2555
Law Offices of William M. Aul	Facsimile: 619-542-0555
7676 Hazard Center Drive, Suite 500
San Diego, California 92108

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if to the Agent:

Wilmington Trust Company	Telephone: 302-636-6449
1100 North Market Street	Facsimile: 302-636-4149
Wilmington, DE 19890
Attn: Scott Huff

9.      Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10.  Consent to Service of Process. The Company and the Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Company and the Agent at its address for purposes of notices hereunder.

11.	Miscellaneous.

11.1       If for any reason the escrow deposits are not received by the Agent as contemplated herein, the Company shall reimburse the Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby, not to exceed, in the aggregate, $1,000.00.

11.2       This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereto,” “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of

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ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

11.3       This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent and the Company. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.3) their respective successors, and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.4       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

12.  Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

[signatures on following page]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

WILMINGTON TRUST COMPANY:

By:
Nam:	Scott Huff
Title:	Vice President

THE COMPANY:

By:
Name:	Stephen L. Rohde
Title:	President and Treasurer